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                                                                  Exhibit 10.4.4


                              DATED March 15, 2000

                      CITY & GENERAL (WEST END) LIMITED (1)

                                       AND

                          THE ASK JEEVES UK PARTNERSHIP (2)


                                   UNDERLEASE

                           53 PARKER STREET LONDON WC2



                                 HOWARD KENNEDY
                               19 CAVENDISH SQUARE
                                 LONDON W1A 2AW
                                  0171 636 1616

                          Ref: DJEB/AJ1/TBF/0642734.06
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                          PARTICULARS AND DEFINITIONS

THE following expressions shall have where the context so admits the following meanings:-

1. "THE BUILDING" : 53 Parker Street London WC2 (and previously known as 109 Kingsway London WC2) of which the Premises form part

2.     "THE COMMENCEMENT DATE": ____ day of

3. "THE COMMON PARTS" : means the external fire escape staircase the basement electrical intake room the basement gas intake room and the common fire escape routes within the Building (in their current location shown for identification edged blue on the Plans) all Conducting Media the use of which is shared with other premises and all other parts of the Building the use and or benefit of which is shared and or enjoyed with others

4. "COMPETENT AUTHORITY" : includes a government department any local regulatory public or other authority the fire officer or a court of competent jurisdiction

5. "CONDUCTING MEDIA" : includes all drains channels sewers flues conduits ducts pipes wires cables watercourses gutters culverts soakaways and other similar transmission media and installations and all fixings louvres cowls covers and other ancillary apparatus and references to Conducting Media being "in" or "on" include Conducting Media in on under over or through

6.     "DECORATING YEAR": shall mean 2005

7. "ENVIRONMENTAL CLAIM" : means any claim notice of violation prosecution demand action official warning abatement or other order (conditional or otherwise) relating to Environmental Matters and any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Laws

8. "ENVIRONMENTAL LAWS" : includes any laws statutes rules regulations treaties directives directions bye-laws codes of practice circulars guidance notes orders notices demands decisions of any court or anything like any of the foregoing of any governmental authority or agency or any regulatory body or any other body whatsoever in any jurisdiction of the European Community relating to Environmental Matters applicable to the Tenant the operation of any business from or using the Premises and/or the occupation or use of the Premises

9. "ENVIRONMENTAL LICENCE" : means any permit licence authorisation consent or other approval required at any time by the Environmental Laws in relation to the
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       Tenant the operation of any business from or using the Premises and/or the occupation or use of the Premises

10. "ENVIRONMENTAL MATTERS" : includes any matters relating to the pollution conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment (both natural and built) or any other matter whatever affecting the environment (both natural and built) or any part of it

11. "THE INITIAL RENT" : FIVE HUNDRED AND TWENTY FOUR THOUSAND FOUR HUNDRED AND TWENTY POUNDS (L524,420,00) per annum

12. "LESSOR": CITY & GENERAL (WEST END) LIMITED of 10 Upper Berkeley Street London W1

13. "LESSOR'S GROUP": means a group of companies of which the Lessor is a member within the meaning of the Landlord and Tenant Act 1954 Section 42(1)

14. "LOSSES" : includes all liabilities incurred by the Lessor all damage and loss suffered by it all damages awarded against it all claims demands actions and proceedings made or brought against it and all costs disbursements and expenses incurred by it

15. "MAIN STRUCTURE": means the foundations load bearing walls and columns (including those within the lift shaft and stairwells) load bearing frame work floor slabs the structural parts of the mansards and roofs of the Building and all other structural parts of the Building

16.    "PERMITTED PART": means

16.1 a complete floor or floors of the Premises (excluding landings staircases and (where appropriate) other common parts) and/or

16.2 any part of each of the first second and third floors of the Premises PROVIDED ALWAYS THAT there shall at no time be more than two separate occupations of each of the first second and third floors of the Premises

17.    "PERMITTED USE" : means offices

18.    "THE PLANS" : The plans annexed to this Lease

19. "PREMISES" : means part of the basement part of the ground floor and the first to sixth floors (inclusive) of the Building and which are shown for identification delineated edged red on the Plans including:

19.1 the coverings and fixings of the roofs and mansards all rainwater goods and other non structural elements of the roofs and mansards of the Premises
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19.2        the whole of the windows doors (and the equipment and fittings of and any glass in such windows and doors) window frames and door frames of the Premises

19.3 the internal plaster or other surfaces of load bearing walls and columns within the Premises and of those which form the boundaries of the Premises and the whole of all non-load bearing walls within the Premises

19.4 the flooring and floor screeds down to the concrete slab or other structural parts supporting the same

19.5 the plaster or other surfaces of the ceilings and the whole of any false ceilings within the Premises (and any void between such false ceiling and the non-false ceiling above)

19.6        all staircases and lavatories within the Premises

19.7 the lift car lift gear and equipment and the internal surfaces of the lift shaft and lift pit within the Premises

19.8 the lift motor room and water tank room both currently on the sixth floor of the Building and the boiler room currently in the basement of the Building

19.9 all other internal surfaces partitions and apertures within the Premises

19.10 the Plant and fittings (except any installed by the Tenant) installed in the Premises

19.11 all Conducting Media on the Premises and/or that exclusively serve the Premises

19.12       all additions and improvements

19.13 all fixtures (whether or not fixed at the beginning of the Term) except any installed by the Tenant that can be removed without defacing the Premises

20. "PLANNING ACTS": means Town and Country Planning Act 1990 Planning (Listed Buildings and Conservation Areas) Act 1990 Planning (Consequential Provisions) Act 1990 Planning (Hazardous Substances) Act 1990 and Planning and Compensation Act 1991

20 "PLANT" : means all apparatus machinery and equipment installed in the Premises

21. "RENT" : means the Initial Rent or such higher rent as may be ascertained in accordance with the provisions of Clause 7 hereof

22.    "RENT COMMENCEMENT DATE":

23. "RETAINED PARTS" : means the Main Structure and all external parts of the Building not let or intended to be let to tenants of the Building

24.    "REVIEW DATE": means the fifth anniversary of the date of this Lease
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25.    "SERVICE CHARGE": the payment due from the Tenant in accordance with clause 4.2

26.    "SERVICE CHARGE COMMENCEMENT DATE": means

27. "THE SUPERIOR LEASE" : means a Lease dated 27th May 1999 and made between Parham Development Limited (1) City & General (West End) Limited (2)

28. "THE SUPERIOR LESSOR": means the landlord from time to time pursuant to the Superior Lease and references to the Superior Lessor shall include its successors in title and shall include all superior lessors however remote

29. "TAXABLE SUPPLY" : a taxable supply (as defined in the Value Added Tax Act 1994) made in the course of furtherance of business or any other supply in respect of which input VAT is recoverable under that Act and orders made under it

30. "THE TENANT" : THE ASK JEEVES UK PARTNERSHIP comprising ASK JEEVES (JERSEY) LIMITED a corporation established under the laws of Jersey whose registered number is 75676 and the registered office of which is situated at Normandy House Grenville Street St Helier Jersey JE2 4UF and CARLTON & GRANADA INTERNET LIMITED (registered number: 3863847) the registered office of which is situated at Stomoway House 13 Cleveland Road London SW1A 1GG

31.    "THE TERM" : ten years

32. "UTILITIES" : means electricity gas water sewage television telecommunications and data

33. "VAT": means value added tax and any tax of a similar nature substituted for it or in addition to it
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THIS UNDERLEASE is made the                     day of                  2000

BETWEEN

(1) The Lessor (which expression shall where the context so admits include the person entitled to the reversion for the time being immediately expectant on the term hereby created) and

(2) The Tenant (which expression where the context so admits include its successors in title)

WITNESSETH as follows:-

It is hereby recorded that this Lease was not granted in pursuance of either an agreement option or right of pre-emption entered into before the 1st of January 1996 (the date of the coming into force of the Landlord and the Tenant (Covenants) Act 1995) or an Order of a Court made before that date and accordingly this Lease constitutes a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

1.     Demise

In consideration of the rents and the Tenant's covenants hereinafter reserved and contained THE LESSOR hereby DEMISES unto the Tenant the Premises TOGETHER
WITH:

1.1.1 the right for the purpose of emergency escape and for the purpose of obtaining access to and egress from those parts of the Premises in the basement of the Building the gas intake room and electricity intake room both currently in the basement of the Building and the lift motor room and water tank room both currently on the sixth floor of the Building to pass and repass on foot only over and along the Common Parts shown edged blue on the Plans or over and along such other route as the Lessor may from time to time reasonably designate for such purposes

1.1.2 the right to use the electricity intake room in the Building for the purposes of electrical supplies and the right to use the gas intake room in the Building for the purposes of gas supplies to the Premises

1.1.3       the right (subject to temporary interruption for repair alteration or replacement provided that where such temporary interruption is due to works by the Lessor or the Superior Lessor alternative means of supply are made
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            available) to the transmission of Utilities to and where appropriate from the Premises through the Conducting Media now in the Building that serve the Premises

1.1.4 the right to support protection and shelter as currently enjoyed from the remainder of the Building

1.1.5 the right to erect (and thereafter retain) any signage or other equipment upon any part of the exterior of the Premises to which the Lessor has granted consent prior to the date of this Lease or in accordance with clause 4.17 after the date of this Lease

1.1.6 the right for the purpose of complying with its repairing obligations in this Lease to have access to the roof and other external parts of the Building

       Provided that the rights mentioned in Clause 1.1.1 to 1.1.6 may also be exercised by any person expressly or by implication authorised by the Tenant but only for proper purposes connected with the use or enjoyment of the Premises) and such rights may also be exercised by the Lessor and by any person authorised by the Lessor and by any person who is or becomes entitled to use them

1.2 EXCEPTING AND RESERVING to the Lessor the Superior Lessor any person authorised by the Superior Lessor or any person who becomes entitled to such rights or similar rights

1.2.1 the right to the transmission of Utilities from and to the remainder of the Building through the Conducting Media that are now or may during the Term be on the Premises

1.2.2 the right at all times and upon reasonable notice (except in cases of emergency) to enter the Premises for any of the purposes mentioned in Clause 11.4 of the Superior Lease or for any of the purposes referred to in this Lease.

1.2.3 the right to support protection and shelter to the remainder of the Building

1.2.4 the right (at the cost of the Lessor) to place such plant and equipment on the roof as the Tenant may approve in writing (such approval not to be unreasonably withheld
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       or delayed) in such positions on the roof of the Premises as the Tenant may approve (such approval not to be unreasonably withheld or delayed) it being agreed that prior to the Landlord or any other party being entitled to erect or place such plant and equipment on the roof the Lessor shall comply (or procure compliance) with the following to the Tenant's reasonable satisfaction

1.2.4.1 it shall supply details of the proposed floor loadings with reasonable evidence that installation of the plant will not overload the roof of the Premises

1.2.4.2 it will produce reasonable evidence that all necessary consents from any Competent Authority have been obtained

1.2.4.3 it will supply to the Tenant three sets of drawings and where appropriate specifications and calculations prepared by an architect and structural engineer or member of some other appropriate profession who must supervise the work of installation of the plant and equipment to completion

1.2.4.4 it shall pay the reasonable and proper fees of the Tenant's professional advisers in relation to the application for consent

1.2.4.5 such covenants as the Tenant may reasonably require about the carrying out of the works of installation shall have been entered into with the Tenant

1.2.4.6 it shall effect during the process of erection of the plant appropriate insurance with a reputable insurance company and shall following installation effect such third party and public liability in such sum as the Tenant shall reasonably require

1.2.4.7 it shall indemnify and keep the Tenant indemnified from and against all Losses whether in respect of injury to or the death of any person or damage to any property moveable or immovable or otherwise arising directly or indirectly from the carrying out and completion of any such works

1.2.4.8 it shall not connect into any of the Conducting Media which exclusively serves the Premises and shall generally comply with the requirements of the supply authorities with regard to electrical wiring insulation and equipment in the said installations
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1.2.4.9     it shall comply with all reasonable regulations made by the Tenant relating to use and access to the said equipment

1.2.4.10 it shall supply evidence that installation of the plant will not cause undue vibration or noise and that installation of the plant will not block the light to any of the windows of the Premises

1.2.4.11 it shall ensure that the plant and equipment is (having regard to the reasonable cost of the same) of the minimum size reasonably practicable to serve the purposes proposed by the Lessor

1.3 the right to relocate the electricity intake room and the gas intake room within the Building (but not within the Premises) provided that alternative means of supply are made available whether on a temporary or permanent basis and to reroute the internal fire escape routes within the Building

1.4 the right to erect and retain for such period as is reasonably necessary scaffolding or other such apparatus on any part of the Building in order to facilitate any works to the Retained Parts the Common Parts or the remainder of the Building or any part or parts thereof subject to affording access to the Premises at all times and causing the minimum of inconvenience to the Tenant as is reasonably practicable

1.5 the right to pass and repass on foot only over and along those parts of the Premises situate in the basement of the Building as are reasonably necessary for the purpose of gaining access to and egress from the basement gas intake room

2.     HABENDUM

TO HOLD the Premises unto the Tenant from and including the Commencement Date for the Term subject nevertheless to the proviso for re-entry hereinafter contained

3.     REDDENDUM

YIELDING AND PAYING during the term yearly and proportionately for any fraction of a year the rents set out below:

3.1 From and including the Rent Commencement Date the Initial Rent together with (if demanded) Value Added Tax thereon at the rate applicable from time to time and
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            the Rent shall in all cases be paid by equal quarterly payments in advance on the usual quarter days in every year without any deduction or set-off whatsoever (save as required by law) the first payment apportioned in respect of the period from the Rent Commencement Date to the quarter day next thereafter to be paid on the Rent Commencement Date

3.2    By way of further rent the Service Charge referred to in Clause 4.2

3.3 Within fourteen days of written demand and (if so demanded) in advance of the date of renewal sums equal to:

3.3.1       the premiums paid or to be paid by the Lessor to the Superior
            Lessor for insuring the Building so that the Premises are insured in accordance with the Lessor's obligations in this Lease and the whole of any increased premiums required as a result of the Tenant's use of the Premises or anything brought on to the Premises

3.3.2 the premiums paid or to be paid by the Lessor to the Superior Lessor for any third party liability including public and premises owner's and employer's liability in respect of the Building against which the Superior Lessor may at any time insure

3.3.3 any part of the premiums referred to above which the Superior Lessor is entitled to retain by way of commission

3.3.4 any Insurance Premium Tax (and any tax of a similar nature substituted for it or in addition to it) payable on any of the premiums paid or to be paid by the Superior Lessor

            Provided that where in the case of any of the items referred to in the preceding Clauses the Superior Lessors policy includes the Premises and other premises the references to "the premiums paid or to be paid" are to be 1 regarded as referring to the proportion of the premiums properly attributable to the Premises to be determined by the insurers of the Building or by the Lessor's surveyor

3.4 From the Review Date such rent as shall be determined in accordance with the provisions of clause 7 hereof

3.5    to pay as rent to the Lessor on written demand:
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3.5.1       the amount of any excesses which may be deducted or deductible by the insurers on any claim made by the Lessor under Clause 5.4.2.1

3.5.2 the cost of ascertaining from time to time (but not more frequently than once every two years) the reinstatement value of the Premises or eighty-two point four five per centum (82.45%) of the cost of ascertaining from time to time the reinstatement value of the Building for the purpose of the Lessor's covenants herein

            PROVIDED THAT if any determination by the Lessor's surveyor under this Clause 3.5 is disputed by the Tenant and the Lessors surveyor is an employee of the Lessor or an employee of the Lessor's Group then the Tenant may refer the matter for expert determination in accordance with the provisions of Clause 6.13

4.     TENANT'S COVENANTS

       THE TENANT hereby COVENANTS with the Lessor as follows:

RENTS

4.1 To pay during the Term the Rent by direct debit or bankers standing order at the time and in the manner herein provided without any deduction or set-off (save as required by law)

SERVICE CHARGE

4.2 To make payment of the Service Charge in accordance with the Schedule PROVIDED ALWAYS THAT such payment shall equate to the amount payable from time to time by the Lessor to the Superior Lessor under clause 14 of the Superior Lease

OUTGOINGS

4.3 To pay and indemnify the Lessor against (or in the absence of direct assessment on the Tenant to repay to the Lessor a fair proportion of) all existing and future rates taxes duties assessments charges impositions levies charges and outgoings of every kind and description (whether parliamentary parochial or of any other description) payable by law in respect of the Premises or any part thereof by the owner Lessor lessee or occupier thereof excluding any tax payable by the Lessor and/or the Superior Lessor as a result of any dealings by the Lessor and/or the Superior Lessor with its reversionary interest in the Premises or incurred by the

       Lessor and/or the Superior Lessor in the collection of rents and any income and corporation tax (or other tax of a like nature) assessed on the Lessor and/or the Superior Lessor in respect of its rental and other income

ELECTRICITY CONSUMED

4.4 To pay to the suppliers thereof all charges for Utilities and other supplies and services consumed in the Premises (including meter rents) (or in the absences of direct assessment on the Tenant to repay to the Lessor a fair proportion of such charges) during the Term

INTEREST

4.5 To pay to the Lessor interest ("Interest") at three per centum per annum above the current Royal Bank of Scotland plc (or its successors in title) base rate or if there shall be no such rate at such other reasonable rate of interest as the Lessor may from time to time reasonably specify ("the Interest Rate") from a date which is ten days after the date when any sums whether rent or otherwise hall become payable hereunder (whether or not demanded in the case of the Rent only) until the date of payment such interest to be calculated on a day to day basis

REPAIR

4.6 At all times to cleanse maintain and keep and well and properly maintain the Premises in good substantial and decorative repair and condition throughout the Term (damage by fire and such other risk against which the Lessor shall have insured excepted save where the insurance monies shall be irrecoverable in consequence of any act or default of the Tenant its tenants or those under its control and where the Tenant has failed to pay to the Lessor such irrecoverable monies (credit being given in respect of any ex gratia payment made by the insurers to the Lessor and/or the Superior Lessor)) and to keep wind and watertight all parts of the Premises at any time open to the elements and to replace from time to time all Lessor's fixtures fittings and appurtenances in the Premises which may be or become beyond economic repair at any time during or at the expiration or sooner determination of the Term

DECORATION

4.7.1 In the Decorating Year and in the last six months of the Term (howsoever determined) but not twice in any period of 24 months, to paint in a good and workmanlike manner, and to a reasonable standard of decorative finish to the reasonable satisfaction of the Lessor's surveyor and the surveyor of the Superior Lessor all those parts of the Premises which are usually painted with two good coats of good quality paint and so that such painting in the last year of the Term shall be of a tint or colour approved in writing by the Lessor or Superior Lessor (such approval not to be unreasonably withheld or delayed) and also with every such internal painting to oil wash stop gild polish whiten distemper grain varnish colour paper and otherwise treat and decorate in a proper and workmanlike manner all such internal parts of the Premises that have been or ought properly to be so treated and decorated

4.7.2 to clean both sides of the windows and window frames in the Premises at least once a month

ALTERATIONS AND WASTE

4.8.1 Not at any time during the Term to make or permit or suffer to be made any alteration or addition whatsoever whether structural or, otherwise in or to the external walls roofs or foundations of the Premises or any part thereof nor to cut maim injure or remove or permit or suffer to be cut maimed injured or removed any of the walls floors timbers beams columns or other structural parts thereof nor to make any addition to or alterations to the internal structural arrangements of the Premises or any part thereof as the same exists at the date hereof save that the Tenant or any sub-tenant or any lawful occupier of the whole or any part of the Premises may install cabling in at or to the Premises with the consent of the Lessor (such consent not to be unreasonably withheld or delayed)

4.8.2 Not to commit or permit or suffer any waste spoil or destruction in or upon the Premises nor to cut maim or injure or suffer to be cut maimed or injured any of the roofs walls timbers wires pipes drains appurtenances fixtures or fittings thereof save in the course of alterations approved pursuant to sub-clause 4.8.1 above

4.8.3 Not to carry out any alterations which are not prohibited pursuant to paragraph 4.8.1 without first obtaining the consent of the Lessor thereto (such consent not to be unreasonably withheld or delayed) and if such consent be granted to carry out such works in accordance with the provisions of this Lease in all other respects PROVIDED ALWAYS THAT no consent shall be required for the installation and removal of minor non-structural alterations and/or demountable partitioning

4.8.4 Not to suspend or to permit or suffer to be suspended any excessive weight from the Main Structure

4.8.5 Not to overload or permit or suffer to be overloaded the Premises or the Building or any part thereof or any services thereto or permit or suffer the same to be used in any manner which will cause undue strain or interfere therewith and not to cause vibrations nor to use or permit or suffer to be used the Premises or any part thereof in such manner as to subject the same or the Building to any strain beyond that which it is designed to bear

4.8.6 To install or use on the Premises only such forms of machinery aerials apparatus and equipment ("equipment") as shall be of a type approved in writing by the Lessor (such approval not to be unreasonably withheld) and to erect any chimney or other ventilator in connection with any such machinery apparatus and equipment to the reasonable satisfaction in all respects of the Lessor and to obtain such consents as may be requisite from the local or any other appropriate authority for the use of any equipment in the Premises and to comply with all conditions to such consents Provided That no consent as aforesaid shall be required for the installation of equipment commonly or usually used in office premises and (without limitation) having regard to the nature and type of business carried on from time to time by the Tenant any undertenant or other lawful occupier of the whole or any part of the Premises

4.8.7 To report in writing to the Lessor any wants of reparation of the Premises

4.8.8 In relation to all alterations and additions made to the Premises (if necessary) to comply in all respects with the Construction (Design and Management) Regulations 1994 and to keep a fully up to date Health and Safety File relating to the Premises available for inspection by the Lessor at all reasonable times and (at the Lessors cost) to provide a copy of such Health and Safety File whenever reasonably requested by the Lessor (but not more than once a year) and in any event to hand over such up to date Health and Safety
            File to the Lessor on termination of the Term

4.8.9 where consent has been obtained from the Lessor for the carrying out of alterations not to carry out those alterations unless

4.8.9.1 the Lessor has been supplied with eight sets of drawings and where appropriate specifications and calculations prepared by an architect and (if appropriate) structural engineer or member of some other appropriate profession who must supervise the work to completion

4.8.9.2 the reasonable and proper fees of the Lessor's professional advisers have been paid in relation to the application for consent

4.8.9.3 such covenants as the Lessor may reasonably require about the carrying out of the additions and alterations have been entered into with the Lessor and in particular and without prejudice to the generality of the foregoing the following covenants:

4.8.9.3.1 to deliver to the Lessor collateral warranties (if any) in a form reasonably required by the Lessor from any building contractors building subcontractors (having a design or specialist input) architects structural engineers mechanical and electrical engineers and surveyors employed by the Tenant or its agents in connection with the design and implementation of any works affecting the Retained Parts or the Common Parts

4.8.9.3.2 to supply the Lessor with performance guarantees (if any) relating to any works undertaken to the Retained Parts or the Common Parts

4.8.9.3.3 to effect during the construction of any works with a reputable insurance company third party and public liability insurance in such sum as the Lessor shall reasonably require and to note the interest of the Lessor on the policy of insurance

4.8.9.3.4 to indemnify and keep the Lessor indemnified from and against all Losses whether in respect of injury to or the death of any person or damage to any property moveable or immovable or otherwise arising directly or indirectly from the carrying out and completion of any such works

4.8.9.4 not to connect with any Conducting Media which do not exclusively serve the Premises unless the Tenant has obtained the approval of the relevant supply authority and the Lessor (the Lessor's approval not to be unreasonably withheld or delayed)

ACTS OF PARLIAMENT

4.9.1 At all times during the Term to observe and comply with and to do and execute or cause to be done and executed all such works and to do all such things and provide and maintain all arrangements as under or by virtue of any Act or Acts of Parliament whatsoever now or hereafter to be passed and any orders byelaws rules and regulations whatsoever thereunder are or shall be directed or necessary to be done executed upon or maintained in respect of the Premises or any part thereof or in respect of the user thereof by the Lessor or the tenants owners or occupiers of the Premises and at all times to save harmless and to keep indemnified the Lessor and the Lessor's estate and effects against all claims demands costs expenses and liability in respect thereof and without prejudice to the generality of the foregoing to pay all reasonable costs charges and expenses properly incurred by the Lessor in abating a nuisance caused by the Tenant its subtenants licensees and those under its control or indirect control and executing all such works as may be necessary for abating a nuisance caused by the Tenant its subtenants licensees and those under its control or indirect control or for remedying any other matter in connection with the Premises in obedience to a notice served by a local authority

4.9.2 Promptly on becoming aware of it to inform the Lessor of any Environmental Claim which has been made or threatened against the Tenant or any of the Tenant's officers in their capacity as such or any occupiers of the Premises or any requirement by any Environmental Licence or applicable Environmental Laws

4.9.3 Promptly on receipt to provide the Lessor with copies of all Environmental Licences and the terms and conditions thereof and any amendments thereto and any claim notice direction or other communications relating to or in connection with such Environmental Licences or the listing or proposed listing of the Premises on any register of land which may be polluted or contaminated maintained or to be maintained pursuant to any Environmental Law and any other Environmental Matters

4.9.4 On demand to indemnify the Lessor against all reasonable and proper costs expenses losses liabilities actions claims demands fines or other outgoings of whatsoever nature whether in contract tort delict or otherwise and whether arising at common law in equity or by statute which the Lessor shall sustain or incur at any time as a consequence of or relating to or arising directly or indirectly out of an Environmental Claim caused by the Tenant its subtenants licensees and those under its control or indirect control the operation of any business from or using the Premises and or the occupation or use of the Premises and which was not caused by the negligence or default of the Lessor and/or the Superior Lessor and/or any person under its direct or indirect control

PROPORTION OF EXPENSES

4.10 To pay a fair proportion (to be conclusively (save in the case of manifest error) determined by the Lessor's surveyor for the time being acting reasonably) of the reasonable and proper expenses incurred in respect of constructing repairing rebuilding and cleansing all party walls fences sewers drains channels sanitary apparatus pipes wires passageways stairways entrance ways roads pavements and other things the use of which is common to the Building and to other premises

NOTICE TO REPAIR

4.11 To permit the Lessor the Superior Lessor and their agents surveyors and others authorised by them respectively at all reasonable times upon reasonable previous notice in writing (except in emergency) to enter upon and view the state and condition of the Premises or any adjoining or contiguous premises or to check that the Tenant has observed the covenants and conditions of this Lease or to enable the Lessor to comply with the terms of the Superior Lease the Lessor making good any damage caused to the reasonable satisfaction of the Tenant and within a reasonable period but not less than 90 days after the Lessor or the Superior Lessor's their agents or surveyors shall have given to the Tenant or left on the Premises a notice ("the Notice" in writing of any defects decays or wants of reparation found thereupon in accordance with the covenants hereinbefore contained well and substantially to repair and make good the same PROVIDED THAT if the Tenant shall not within thirty days after service of the Notice (or sooner if reasonably requisite) commence and proceed diligently with the execution of the works or shall have failed to complete the works specified in the Notice within 90 days after service of the same or if in the Lessor's reasonable opinion the Tenant is unlikely to complete the works within 90 days of service of the Notice then without prejudice to all the other Lessor's rights and remedies it shall be lawful for the Lessor or the Superior Lessor and its agents surveyors and workmen to enter upon the Premises with or without tools appliances equipment and materials and execute such repairs and works and the proper cost thereof (which expression shall include but not be limited to all proper legal costs and surveyors' fees and offer proper expenditure whatsoever attendant thereon) shall be payable by the Tenant to the Lessor within fourteen days of written demand

COMBUSTIBLE ARTICLES

4.12 Not to store or bring upon the Premises any articles or goods of a specially combustible inflammable or dangerous nature and not do to or permit or suffer anything by reason whereof any insurance effected on the Premises may be rendered void or voidable and to comply with the Fire Precautions in the Workplace Act 1997 and all recommendations of the insurers and fire authorities as to fire precautions relating to the Premises and to keep the Premises supplied with such fire fighting equipment as the London Civil Defence and Fire Authority may require

NUISANCE

4.13 Not to do or suffer on the Premises or any part thereof any act matter or thing whatsoever which may interfere with the mechanism or the operation of any equipment or hinder or interfere with any services provided by the Lessor or which may be a nuisance damage or disturbance of to the Lessor or the Superior Lessor or the owners tenants lessees or occupiers of any adjoining or neighbouring premises

ILLEGAL PURPOSE

4.14 Not to use or permit or suffer the Premises or any part thereof to be used for any illegal or immoral purpose or for any noisome noxious or offensive trade or business

OCCUPATION

4.15   Not to use the Premises except for the Permitted Use

NO RESIDENCE

4.16 Not to use the Premises as sleeping accommodation or for residential purposes or as a music hall or casino or hotel or boarding house nor keep any animal fish reptile or bird anywhere on the Premises

SIGNS

4.17 Not without the Lessor's consent (such consent not to be unreasonably withheld or delayed) to affix erect attach or exhibit or permit or suffer so to be upon any part of the exterior of the Premises or to or through any windows thereof any placard signboard poster notice advertisement name or sign lights or television telephonic telegraphic or wireless mast satellite dish or aerial whatsoever and at the end of the Term to remove or efface any such permitted sign or signs and make good to the reasonable satisfaction of the Lessor any and all damage caused in the affixing and removal thereof

AUCTIONS

4.18 Not to hold or permit or suffer to be held any sale by auction on the Premises without the previous written consent of the Lessor

PART ASSIGNMENT OR UNDERLETTING

4.19 Not at any time during the Term (except in the circumstances referred to in 4.20.2.2) to part with or share occupation of the whole of the Premises nor to assign charge mortgage or (save as hereinafter provided) underlet a part only of the Premises (the same being hereby expressly prohibited)

CIRCUMSTANCES IN WHICH ASSIGNMENT NOT ALLOWED

4.20.1 For the purposes of Section 19(1A) of the Landlord and Tenant Act 1927 it is agreed that the Lessor may withhold its consent to an assignment of the whole of the Premises in the following circumstances:

INDIVIDUALS

4.20.1.1 Where the proposed assignee is an individual or are individuals who are not a partnership

NON-RESIDENTS

4.20.1.2 Where the proposed assignee is a body corporate which is incorporated outside the United Kingdom save where a guarantor (incorporated in the United Kingdom) reasonably acceptable to the Lessor is prepared to guarantee the obligations of the proposed assignee

ACCOUNTS, REFERENCES AND COSTS UNDERTAKING

4.20.1.3    Where the application is not accompanied by:

            (i) (where available) copies of the proposed assignee's audited accounts for each of the three financial years of the proposed assignee immediately preceding the date of the application;

            (ii) reasonably satisfactory references (where available) from (a) the proposed assignee's bankers and (b) at least two persons with whom the proposed assignee trades at arm's length; and

            (iii) an unconditional undertaking from solicitors acting for the
                  Tenant or for the proposed assignee to pay on demand all reasonable costs and disbursements (including (without limitation) reasonable and proper legal and surveyors' fees and any reasonable and proper costs payable to any superior landlord and mortgagee), and any VAT thereon where such VAT is irrecoverable by the Lessor, which may be properly incurred by the Lessor in considering the application, whether or not the matter proceeds to completion

DIPLOMATIC OR STATE IMMUNITY

4.20.1.4 Where the proposed assignee enjoys diplomatic or state immunity (but this circumstances shall not apply where the proposed assignee is the

            Government of the United Kingdom of Great Britain and Northern Ireland or any department thereof

WHOLE ASSIGNMENT

4.20.2.1 Without prejudice to the foregoing provisions of this Clause 4.20 not at any time during the Term to assign the whole of the Premises without the Lessor's written licence first had and obtained which shall not be unreasonably withheld or delayed in the case of a respectable and responsible person firm or company PROVIDED that every such licence shall be by deed to which the intended assignee shall be a party in order to covenant (and if a firm then jointly and severally by all its partners) directly with the Lessor and the Superior Lessor to pay the rents hereby reserved and to perform and observe the covenants and conditions herein contained during the residue of the Term (including this present covenant) in the same manner as if such covenants and conditions were therein repeated in extenso in such deed with the substitution of the name of the intended assignee for the name of the Tenant and if the Lessor shall reasonably so require the Tenant shall either (a) procure that a guarantor reasonably acceptable to the Lessor shall enter into direct covenants with the Lessor in the form set out in clause 8 of this Lease the words "the Assignee" substituted for the words "the Tenant" or (b) procure a rental deposit equivalent to 6 months Rent and Value Added Tax payable hereunder to be held by the Lessor as security for the performance of the assignee's obligations upon substantially the same terms (mutatis mutandis) as the rent deposit deed entered into by the Landlord and the Tenant on or prior to the date hereof and further provided that if reasonably required to do so by the Lessor the Tenant and (to the extent allowed by law) the Surety (if any) shall enter into guarantor obligations direct with the Lessor in the form of clause 9 hereof with such variations as the Lessor may reasonably require in the light of the then prevailing law in relation to such agreements

4.20.2.2 The Tenant and any undertenant may share occupation of the whole or part of the Premises with a company that is from time to time a member of the same group as the Tenant (or whilst The Ask Jeeves UK Partnership is the tenant under this Lease) any company that is for the time being a member of the same group as Carlton & Granada Internet Limited and/or Ask Jeeves

            (Jersey) Limited or any undertenant (as appropriate) within the meaning of Section 42 of the Landlord and Tenant Act 1954 PROVIDED THAT


4.20.2.2.1           No relationship of lessor or tenant is created

4.20.2.2.2 No estate or interest in land in the whole or part of the Premises is created or arises in favour of such third party

4.20.2.2.3 On the Tenant (or whilst The Ask Jeeves UK Partnership is the tenant under this Lease) Carlton & Granada Internet Limited and/or Ask Jeeves (Jersey) Limited or any undertenant and such other company ceasing to be members of the same said group such other company shall forthwith vacate the Premises and such sharing of occupation shall cease

MORTGAGING AND CHARGING

4.20.3 The Tenant shall not mortgage or charge part only of the Premises and shall not mortgage or charge the whole of the Premises save at arm's length to a bona fide bank or other substantial financial institution and then only with the prior written consent of the Lessor (such consent not to be unreasonably withheld or delayed)

PREMIUM FOR UNDERLETTING AND RESTRICTED PARTING WITH POSSESSION

4.21.1 Not at any time during the Term to demise underlet or otherwise part with or share possession or occupation of the Premises or any part thereof or hold them on trust for another for all or any part of the Term at a fine or premium (the same being hereby expressly prohibited) and not to part with or share possession or occupation of the Premises or any part thereof or to hold them on trust for another save by way of a permitted assignment or underletting of the whole or a Permitted Part and save pursuant to clause 4.20.2.2 with the consent of the Lessor in accordance with the provisions in that behalf herein contained

4.21.2 Notwithstanding clause 4.22 not to create a total of more than five separate occupations of the Premises at any time (the occupation (if any) of the Tenant of part of the Premises being counted as one such occupation for this purpose)

AUTHORISED UNDERLETTING

4.22 Not at any time during the Term to demise or underlet the whole or a Permitted Part for all or any part of the Term without the Lessor's written licence first had and obtained which shall not be unreasonably withheld or delayed PROVIDED that the underlease shall

4.22.1 provide that the rent to be reserved by the underlease shall not be less than the open market rental value of the Premises or a due proportion hereof in the case of an underletting of a Permitted Part

4.22.2 contain a covenant by the undertenant to observe and perform the Tenant's covenants in this Lease (other than payment of the rents hereunder) as are appropriate to the underlet premises

4.22.3 provide for re-entry by the under landlord on breach of any covenant by the undertenant

4.22.4 prohibit any assignment of the whole without the prior consent of the Lessor under this Lease (such consent not to be unreasonably withheld or delayed

4.22.5 prohibit any further underletting of the Premises (the same being expressly prohibited save for one further underletting of the whole of the underlet premises or (if appropriate) a Permitted Part provided always that the term of such further underletting does not exceed three years)

4.22.6 impose in relation to any permitted assignment the same obligations for registration with the Lessor as are contained in this Lease in relation to dispositions by the Tenant

4.22.7 provide for the underlandlord to take all reasonable steps to enforce the performance and observance by every such undertenant of the provisions of the underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor vary the terms of any underlease without the consent of the Lessor (such consent not to be unreasonably withheld or delayed)

4.22.8 impose in relation to any permitted further underletting the same obligations as are contained in 4.22.4 and 4.22.6

4.22.9 impose obligations where the term of the underlease is in excess of three years:-

4.22.9.1 to ensure (if applicable) that the underlease contains provisions for rent review at the same time and on similar terms to those contained in this Lease

4.22.9.2 to ensure that the rent is reviewed in accordance with the terms of the underlease

4.22.9.3 to give notice to the Lessor of the details of the determination of every rent review notice within 28 days

4.22.9.4 provide that prior to the tenant further underletting the underlet premises or (if appropriate) a Permitted Part it shall before doing so and before giving possession to the intended sub-underlessee execute and deliver a deed to be prepared by the Lessor's solicitors at the cost of the Tenant containing if required by the Lessor a covenant by the intended sub-underlessee directly with the Lessor to perform and observe during the term granted to the sub-underlessee the covenants on its part contained in the sub-underlease

4.22.10 to ensure that any such underlease or sub-underlease is excluded from Sections 24-28 of the Landlord and Tenant Act 1954 (as amended) and to supply a copy of the relevant order to the Lessor

NOTICES SPECIFYING BREACH

4.23 To pay on an indemnity basis all expenses (including proper solicitors' and architects costs and surveyors fees) costs fees charges and disbursements (including Value Added Tax) properly incurred by the Lessor or the Superior Lessor:-

4.23.1 incidental to the preparation and service of a notice under section 146 of the Law of Property Act 1925 or incurred in proceedings under
            Section 146 or 147 of that Act notwithstanding in any such case forfeiture is avoided otherwise than by relief granted by the Court

4.23.2 of and incidental to the reasonable and proper contemplation of and service of all notices and schedules relating to wants of repair the non payment of rent or the performance and observance of the covenants contained in this Lease and whether served during or within two months after the expiration or sooner determination of the Term

PLANNING ACTS

4.24.1 At all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts or any statutory modification or re-enactment thereof for the time being in force and any regulations orders consents or conditions made thereunder and all licences consents permission and conditions (if any) granted or imposed thereunder whether as to the permitted user hereunder or otherwise and to indemnify (as well after the expiration of the Term by effluxion of time or otherwise as during its continuance if the liability vests in the Lessor as a result of some act or default of the Tenant its servants agents invitees and those under its control during the Term) and keep the Lessor indemnified against ail liability whatsoever including proper costs and expenses in respect of any contravention thereof and promptly to produce to the Lessor on receipt of notice thereof any notice order or proposal therefor made given or issued to the Tenant by a planning authority under or by virtue of the said Planning Acts affecting or relating to the Premises and at the request (when it is reasonable to do so) and cost of the Lessor to make or join with the Lessor in making any reasonable objection or representation in respect of the same that the Lessor shall deem reasonably expedient

4.24.2 Not without the previous consent in writing of the Lessor (such consent not to be unreasonably withheld or delayed) to apply for any planning permission relating to the Premises or any part thereof

4.24.3 Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant on the Premises of any operations or the commencement or continuance of any such

4.24.4 Notwithstanding any consent which may be granted under this Lease not to carry out or make any alteration or addition to the Premises or any change of use until:-

4.24.4.1 all necessary notices under the Planning Acts have been served and copies produced to the Lessor

4.24.4.2 all necessary permissions under the Planning Acts have been obtained and produced to the Lessor

4.24.4.3 the Lessor has acknowledged that every necessary planning permission is acceptable to it (acting reasonably) the Lessor being entitled to refuse the acknowledgement of its acceptance of a planning permission on the grounds that any condition contained in it or omitted from it may be materially prejudicial to the Lessor's interest in the Premises whether during or following the expiration of the Term

4.24.4.4 where permission is granted subject to conditions if the Lessor so reasonably requires to provide security for the compliance with such conditions and not to implement the planning permission until security has been provided

DAMAGE INDEMNITY

4.25 To be responsible for and to indemnify the Lessor against all damage occasioned to the Premises by reason of the keeping of dangerous combustible or inflammable goods or materials on any part of the Premises and to effect adequate insurance against all third parties and public liability risks in respect thereof

OBSTRUCTION

4.26 Not to place or permit or suffer to be placed any goods or things whatsoever upon nor to cause or permit any obstruction to the entrances passages and other common portions of the Building or upon any adjoining roads or ways

REGULATIONS
-----------

4.27 To observe and conform to all reasonable regulations and restrictions made by the Lessor or the Superior Lessor for the proper management of the Building and notified in writing by the Lessor to the Tenant from time to time

RE-LETTING BOARDS
-----------------

4.28 To permit the Lessor during the six months immediately preceding the determination of the Term and at any time thereafter (unless this Lease has been made the subject of renewal or extension proceedings by the Tenant under or by virtue of the Landlord and Tenant Act 1954) to affix and retain without interference upon any appropriate part of the Premises a notice for re-letting the same in a position to be approved by the Tenant (such approval not to be unreasonably withheld or delayed) and during such period preceding the determination of the Term to permit persons with written authority of the Lessor or the Lessor's agents at reasonable times of the day and upon prior appointment to view the Premises.

REGISTRATION
------------

4.29 Within twenty-eight days after any permitted assignment underlease mortgage charge transfer vesting declaration or order declaration of trust probate letters of administration disposition devolution or other instruments of the Premises or any part thereof whether the same be effected orally or in writing to give notice thereof in duplicate to the Lessor's solicitor and to produce to him the original or a certified copy of the instrument or instruments (including any relevant probate letter of administration or assent) or if the same be made orally a memorandum of the terms of such transaction as aforesaid and also to deliver to the same solicitor for retention by the Lessor a copy thereof and to pay to the same solicitor a reasonable fee of not less than TWENTY POUNDS (L20.00) plus VAT thereon for registration of such transaction in the Lessor's books or records and within 28 days of every determination of a revised rent under the provisions of any underlease or underleases to give full details to the solicitors of the Lessor with evidence of that determination

GLASS INSURANCE
---------------

4.30 Forthwith to insure and keep insured against loss or damage by accident all plate glass in the Premises to the full reinstatement value thereof in an insurance office of repute and whenever required to produce to the Lessor or their surveyors or agents the policy of such insurance and the receipt for the last premium due in respect thereof and in case the said glass or any of it shall be destroyed or damaged by accident then and as often as the same shall happen all monies received in respect of such insurance shall with all convenient speed be laid out in reinstating the same with glass of the same nature quality and thickness as at present and to make up any deficiency in such monies for that purpose in default of such insurance being effected or such policy and receipt being produced it shall be lawful for the Lessor to insure or cause to be insured the plate glass in the manner described above and to pay the premium within seven days of demand and in default of such reimbursement the same shall be recoverable by action as if it were rent in arrears and shall carry Interest until the date of payment

YIELD UP

4.31.1 To yield up the Premises with all additions and improvements and the fixtures and fittings and additions thereto at the expiration or sooner determination of the Term in good and substantial repair and condition (the Lessor's fixtures fittings and appurtenances being duly replaced if beyond economic repair) in accordance with the several covenants on the part of the Tenant hereinbefore contained it being agreed that the Lessor shall be entitled (but not if the Lease has been made the subject of extension or renewal proceedings issued by the Landlord under or by virtue of the Landlord and Tenant Act 1954) to require the Tenant to remove any Tenant's fixtures by serving notice on the Tenant to that effect

4.31.2 To execute all works of repair painting gilding polishing graining varnishing distempering colouring decorating papering and repointing of the Premises to the reasonable satisfaction of the surveyor for the time being of the Lessor

LICENCE FEES

4.32 To pay all reasonable costs and professionals' fees properly incurred by the Lessor attendant upon or incidental to every application made by the Tenant for a consent or licence hereinbefore required or made necessary whether the same be granted or refused or proffered subject to any lawful qualification or condition (but no further or otherwise) or whether the application be withdrawn (save where consent has been unreasonably refused or delayed or made subject to any unlawful qualification or condition)

VALUE ADDED TAX

4.33 The Tenant shall in addition to the rents charges fees and other payments of whatsoever nature which are or shall be reserved or which are or may become payable pursuant to the provisions of this Lease (hereinafter in this clause called "the Payments") by or on behalf of the Tenant to the Lessor or any person firm or company acting on the Lessor's behalf pay any Value Added Tax which is or may at any time hereafter become chargeable in respect of the supply the subject of the Payments and the same shall be recoverable by action or by distress as for rent in arrear PROVIDED ALWAYS that wherever appropriate the Lessor or the person firm or company to whom the payments are made shall supply the Tenant with the appropriate Value Added Tax invoice in respect thereof

ACCESS TO REPAIR

4.34 To permit the duly authorised agents and servants of the Lessor and the Superior Lessor (and if authorised by the Lessor or the Superior Lessor the lessees tenants and occupiers of any adjoining premises in the Building belonging to the Lessor or the Superior Lessor) with all necessary workmen and appliances at all reasonable times upon prior appointment to enter upon the Premises (where no other means are reasonably available) to repair cleanse or maintain any Conducting Media in on over or under the Premises for the accommodation of any adjoining premises now or hereafter belonging to the Lessor or the Superior Lessor all damage thereby occasioned to the Premises being made good by the person or persons exercising such rights to the reasonable satisfaction of the Tenant

PRECAUTIONS AGAINST ESCAPE OF DANGEROUS OR NOXIOUS SUBSTANCES

4.35 To take all reasonably necessary precautions (whether by the installation of devices for consuming or absorbing smoke or fumes or for catching intercepting or precipitating soot dust or ashes or by some other means) to prevent the amount of smoke fumes gas soot dust or ashes escaping from the Premises into the surrounding atmosphere PROVIDED ALWAYS that nothing in this sub-clause contained shall be deemed to be an authorisation by the Lessor of or of the commission of a nuisance

NOT TO BLOCK CONDUITS

4.36.1 Not to stop up or obstruct in any way whatsoever or permit oil grease or other deleterious matter or substance to enter the drains and sewers of the Lessor and to employ such plant for treating any deleterious effluent before permitting the same to enter such drains and sewers as may reasonably be required by the Lessor from time to time and at such intervals as may be reasonable to take steps to rod the drains and conduits serving the Premises so as to ensure that no blockage of them shall occur

4.36.2 Not to stop up darken or obstruct any windows or lights belonging to the Premises or any adjoining or neighbouring Premises owned by the Lessor or their lessees or tenants (save that the Tenant shall be entitled to install appropriate blinds on the inside of the Premises and covering the windows)

ENCROACHMENTS

4.37 To use its reasonable endeavours to prevent any encroachment upon the Premises or the acquisition of any new right to light passage drainage or other encroachment or easement over upon or under the Premises and to give notice to the Lessor of any threatened encroachment or attempt to acquire any such easement and at the reasonable request and cost of the Lessor will do all reasonable such things as may be proper for preventing any new encroachment or easements being acquired

NOTICE OF DEFECTS

4.38 To give notice to the Lessor of any defect in the Premises which might give rise to an obligation on the Lessor to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Lessor pursuant to the Defective Premises Act 1972 or otherwise

TO OBSERVE SUPERIOR LEASE

4.39 To observe and perform the covenants and conditions on the part of the lessee contained in the Superior Lease (save for clauses 11.1.2 (unless any loss of rating relief derives from the Tenant claiming such relief) and 11.10 of the Superior Lease) so far as they relate to the Premises and are still subsisting and capable of being performed but except in so far as the Lessor expressly covenants in this Lease to observe and perform the same and except where such covenants and conditions on the part of the lessee contained in the Superior Lease are inconsistent with or relate to matters specifically covered by this Lease and to indemnify the Lessor from and against any actions proceedings claims damages costs expenses or losses arising from any breach non-observance or non-performance of such covenants and conditions except as aforesaid

SUBSTITUTE SURETY

4.40.1 To give notice to the Lessor within twenty-one days if any person who has entered into covenants with the Lessor as surety for the performance of the Tenant under this Lease becomes insolvent which for the purposes of this lease means:

4.40.1.1  in relation to a company any of the following:

4.40.1.1.1 it is deemed unable to pay its debts as defined in the Insolvency Act 1986 ("the Act") Section 123

4.40.1.1.2 a proposal is made for a voluntary arrangement under Part I of the Act

4.40.1.1.3 a petition (other than a vexatious petition) is presented for an administration order under Part II of the Act

4.40.1.1.4     a receiver administrative receiver or manager is appointed

4.40.1.1.5 it goes into liquidation as defined in Section 247(2) of the Act (other than a voluntary winding up solely for the purpose of amalgamation or reconstruction of a solvent company)

4.40.1.1.6 a provisional liquidator is appointed under Section 135 of the Act

4.40.1.1.7 a proposal is made for a scheme of arrangement under the Companies Act 1985 Section 425

4.40.1.1.8 it is struck off the Companies Register or otherwise ceases to exist

4.40.1.2  in relation to an individual any of the following:

4.40.1.2.1 an application is made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Act

4.40.1.2.2 a bankruptcy petition (other than a vexatious petition) is presented to the court or his circumstances are such that a bankruptcy petition could be presented under Part IX of the Act

4.40.1.2.3     he enters into a deed of arrangement

4.40.1.2.4     a receiver is appointed under the Mental Health Act 1983

4.40.2 If requested by the Lessor following an event under Clause 4.40.1 to procure that within twenty eight days of the request some other person reasonably acceptable to the Lessor enters into similar covenants with the Lessor

GOODS LEFT ON THE PREMISES

4.41 If at the termination of the Term of this Lease has not been renewed by the Tenant and any goods furniture or effects belonging to the Tenant are left in the Premises for more than twenty-eight days the Lessor shall have power to sell them as agent for the Tenant and the Lessor shall pay or account to the Tenant within ten days after a written demand for the proceeds of sale (with Interest) less the reasonable and proper costs of removal storage and sale

DISABILITY DISCRIMINATION ACT

4.42 To comply in all respects with the requirements of the Disability Discrimination Act 1995 in so far as it affects the Premises and to indemnify the Lessor against any breach in respect of such requirements

CONTRACT (RIGHT OF THIRD PARTIES) AT 1999

4.43 The parties agree that the terms of the Contract (Rights of Third Parties) Act 1999 shall not apply to the letting hereby created

SECTIONS 6 AND 7 OF LANDLORD AND TENANT (COVENANTS) ACT 1995

4.44 Not to unreasonably object to any application made by the Lessor for release of its covenants contained herein and made pursuant to Sections 6 and 7 of the Landlord and Tenant (Covenants) Act 1995

5.        LESSOR'S COVENANTS

          THE LESSOR hereby COVENANTS with the Tenant as follows:-

5.1       SERVICES

          The Lessor covenants with the Tenant that (subject to the Tenant paying the Tenant's Share of Expenditure as provided in the Schedule to this Lease) the Lessor shall (or shall procure the same):

5.1.1 maintain repair renew (renewal only if beyond economic repair) replace and clean the Retained Parts and decorate the Retained Parts in the Decoration Year

5.1.2 maintain repair renew (renewal only if beyond economic repair) replace clean decorate and light the Common Parts

5.1.3 comply with the requirements of the insurers or of any statute (existing or to be passed) or Competent Authority that relate to the Retained Parts and the Common Parts or any part of them and for which no tenant is directly liable

5.2  QUALIFIED NATURE OF LESSOR'S COVENANTS

5.2 The Lessor will not be liable to the Tenant for any breach of its obligations in Clause 5.1 where the breach was caused by something beyond the Lessor's control (provided the Lessor uses reasonable endeavours to remedy the breach)

5.3  LESSOR'S COVENANTS

     The Lessor covenants with the Tenant

5.3.1 to insure to procure that the Superior Lessor insures (unless such insurance is vitiated by any act or default of the Tenant any subtenant or their respective servants agents licensees or invitees) the Premises against damage caused by fire lightning explosion aircraft (or other aerial device) or articles failing from them riot civil commotion malicious persons acts of terrorism earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus impact by mechanically propelled vehicles three years loss of rent VAT and Service Charge it being agreed that the Lessor may (where reasonable to do so) when calculating the appropriate sum against which to insure in respect of loss of rent take account of the level of rent likely to be paid following rent review pursuant to clause 7:

5.3.1.1 the obligation to insure against any particular risk is subject to insurance for that risk being ordinarily available from a reputable insurer for the Premises

5.5.1.2 the insurance will be subject to any exclusions conditions and excesses that the insurer requires

5.3.2 to effect this insurance with a reputable insurance company or with reputable underwriters and through any reputable agency that the Lessor may from time to time decide

5.3.3 that this insurance will be for the full cost of reinstatement including (without limitation):

5.3.3.1 temporarily making the Premises safe and protecting any adjoining structures

5.3.3.2             debris removal demolition and site clearance

5.3.3.3 the cost of obtaining planning and all other statutory and other consents

5.3.3.4             architects' surveyors' and other fees

5.3.3.5 the cost of complying with the requirements of any statute or Competent Authority

5.3.3.6 any VAT that may be payable on or in respect of any of these costs and fees

               PROVIDED THAT the Tenant may at any time during the Term notify the Lessor in writing if it considers that the insurance is for less than the full cost of reinstatement and of the amount the Tenant considers to be the full cost of reinstatement and the Lessor will effect such increased insurance cover as the Tenant may reasonably require

5.3.4 to produce to the Tenant on demand reasonable evidence of the terms of the policy and of payment of the last premium

5.3.5 to notify the Tenant of any change in the risks covered by the policy

5.3.6 to notify the insurers of the Tenant's interest in the Premises and to have such interest noted on the policy of insurance and to take all reasonably necessary steps to ensure that any undertenant's interest is noted on such policy of insurance as to the matter in dispute and which he shall consider but shall not in any way be limited or fettered thereby and he shall determine the matter in dispute in accordance with his own judgement

6.13.5 The expert shall give notice in writing of his decision to the Lessor and the Tenant within twenty-eight days of his appointment or within such extended period as the parties may agree and his decision shall be final and binding on all matters referred to him

6.13.6 The fees and expenses of the expert and the cost of his appointment shall be in his award

6.13.7 If the expert shall die delay or became unwilling or incapable of acting or for any other reason is unable to complete his duties then either party may apply under Clause 6.13.3 for another expert to be appointed in his place

TENANT TO PAY IRRECOVERABLE PROPORTION OF INSURANCE MONIES

6.14 In the event of damage or destruction of the Premises by an Insured Risk but where all or part of the insurance monies shall be irrecoverable as a result of any act omission neglect or default of the Tenant then the Tenant shall pay to the Lessor all or such part of the insurance monies as shall have been irrecoverable as a result of the act omission neglect or default of the Tenant as aforesaid and any dispute in this respect shall be referred for determination in accordance with clause 6.13

6.15     USER FOR PARTICULAR PURPOSE
         Nothing in this Lease or in any consent granted by the Lessor implies that the Premises may be used for any particular purpose

6.16     NO EASEMENTS BY PRESCRIPTION
         The Tenant will not during the Term acquire or become entitled to any easement over any other premises

6.17     PERPETUITY PERIOD
         The perpetuity period applicable to this Lease is eighty years beginning on the date of this Lease and whenever in this Lease either party is granted a future interest it must best within that period and if it has not it will be void for remoteness

6.18  LESSOR'S SURVEYOR
      -----------------

      Whenever this Lease provides for questions to be referred to or issues to be determined by the Lessor's surveyor:

6.18.1 the term "in the absence of agreement" means in the absence of agreement between the Lessor and the Tenant and does not require the agreement of any surety to have been sought

6.18.2 in making his determination he will be acting as an expert and not as an arbitrator acting professionally and impartially and his determination will be final and conclusive(save in the case of manifest error)

6.18.3 his fees and disbursements for making the determination will be paid as he directs as being fair and reasonable in the light of his determination having regard to the nature of the dispute and the views of the parties expressed to him prior to his determination in relation to the dispute

6.18.4 he must be an Associate or Fellow of The Royal Institution of Chartered Surveyors

RENT REVIEW
-----------

7.   7.1  Definitions
          -----------

7.1.1 The terms defined in this clause shall for all purposes of this clause have the meanings specified

7.1.2 "Review Period" means the period between the Review Date and the day prior to the expiry of the Team(inclusive)

7.1.3     "The Assumptions" means the following assumptions at the Review Date

7.1.3.1 That no work has been carried out on the Premises by the Tenant or any sub-tenant which has diminished the rental value of the Premises save where such work has been carried out pursuant to clauses 4.9 and 4.42 and/or any corresponding clauses in any underlease

7.1.3.2 That if the Premises have been destroyed or damaged by any of the insured risks referred to in clause 5.3.1 that they have been fully restored

7.1.3.3 That the covenants contained in this Lease on the part of the Tenant have been fully observed and performed

7.1.3.4 That the Premises are available to let by a willing landlord ("Willing Landlord") to a willing tenant ("Willing Tenant") by one lease without a fine or premium being paid by either party and with vacant possession

7.1.3.5 That the Premises are ready and fit for possession and to be fitted out and equipped to render them ready for use for the purpose or purposes required by the Willing Tenant

7.1.3.6 That the lease referred to in paragraph 7.1.3.4 contains the same terms as this Lease except the amount of the Rent but including the provision for rent review every five years and except as set out in paragraph 7.1.3.7

7.1.3.7 That the term of the lease referred to in paragraph 7.1.3.4 is equal in length to the Term and that such term begins on the Review Date and that the rent shall commence to be payable from that date and that the years during which the Tenant covenants to decorate the Premises shall be at similar intervals after the beginning of the term of such lease as those referred to in this Lease

7.1.3.8 That any rent free period or concessionary rent period or contribution or any other inducement whether of a capital or revenue nature which would or might be made by the Willing Landlord to the Willing Tenant for fitting out purposes only upon the grant of the lease referred to in paragraph 7.1.3.4 shall have expired or been given immediately before the Review Date

7.1.4     The Disregarded Matters means:-

7.1.4.1 Any effect on rent of the fact that the Tenant any subtenant or their respective predecessors in title or any other lawful occupiers have been in occupation of the Premises

7.1.4.2 Any goodwill attached to the Premises by reason of the carrying at the Premises of the business of the Tenant any subtenant or their respective predecessors in title or any other lawful occupiers

7.1.4.3 Any increase in rental value of the Premises attributable to the existence at the Review Date of any alterations works and improvements to the Premises carried out by the Tenant any subtenant or their respective predecessors in title with consent where required (save where consent has been unreasonably refused) otherwise than in pursuance of an obligation to the Lessor or its predecessors in title except for: (a) any obligation under clauses 4.9 or 4.42; and/or (b) any obligation on the part of the Tenant any subtenant or other lawful occupier in an agreement for lease and/or any licence for alterations

7.1.4.4   The Tenant's Works (as defined in the agreement for underlease dated
          [        ] 2000 made between the Lessor (1) and the Tenant (2)

7.1.5 "The President" means the President for the time being of the Royal Institution of Chartered Surveyors the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

7.1.6 "The Arbitrator" means a person appointed by agreement between the parties or in the absence of agreement nominated by the President on the application of either party such application to be made not earlier than six months before the Review Date or at any time afterwards

7.2  ASCERTAINING THE RENT
     ---------------------

7.2.1  The Rent shall be:-

7.2.1.1   Until the Review Date the Initial Rent and

7.2.1.2   During the Review Period a rent equal to the greater of:-

7.2.1.2.1 the Rent payable immediately prior to the Review Date (or if payment of Rent has been suspended pursuant to the proviso to that effect contained in this Lease the Rent which would have been payable had there been no such suspension) or

7.2.1.2.2 such Rent as may be ascertained in accordance with this Clause

7.2.2 Such revised Rent for the Review Period may be agreed in writing at any time between the parties or (in the absence of agreement) will be determined by the Arbitrator

7.2.3 The revised Rent to be determined by the Arbitrator shall be in respect of the Review Date such as he shall decide to be the rent at which the Premises might reasonably be expected to be let on the open market at the Review Date making the Assumptions but disregarding the Disregarded Matters

      7.2.4 Any arbitration in connection with this clause shall be conducted in accordance with the Arbitration Act 1996 except that if the Arbitrator nominated pursuant to paragraph 7.1.6 shall die or decline to act the President may on the application of either party discharge the Arbitrator and appoint another in his place

      7.2.5 Whenever the Rent shall have been ascertained in accordance with this clause a memorandum to this effect shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in this respect

      7.3   ARRANGEMENTS PENDING ASCERTAINMENT OF REVISED RENT

            If the revised Rent payable during the Review Period has not been ascertained by the Review Date Rent shall continue to be payable at the rate previously payable such payments being on account of the Rent for the Review Period

      7.4   PAYMENT OF REVISED RENT

            If the revised Rent payable during the Review Period has not been ascertained by the Review Date then within fourteen days after the date when the same has been agreed between the parties or the date upon which the Arbitrator's award shall be received by the Tenant the Tenant shall pay to the Lessor:-

      7.4.1 Any shortfall between the Rent which would have been paid on the Review Date and on any subsequent quarter days had the revised rent been ascertained on or before the Review Date and the payments made by the Tenant on account

      7.4.2 Interest on any shortfall at 3% below the Interest Rate from the date or dates on which each part would have been due for payment to the date of payment of such shortfall

     7.5    RENTAL RESTRICTION

     7.5.1 If at the Review Date there shall be in force a statute which shall prevent restrict or modify the Lessor's right to review the Rent in accordance with this Lease and/or to recover any increase in the Rent the Lessor shall when such restriction or modification is removed relaxed or modified be entitled (but without prejudice to its rights (if any) to recover any Rent the payment of which has only been deferred by Law) on giving not less than one month's notice in writing to the Tenant at any time within six months (time being of the essence) of such restriction or modification to invoke the provisions of clause 7.5.2

7.5.2 Upon the service of a notice pursuant to clause 7.5.1 the Lessor shall be entitled:-

7.5.2.1 to proceed with any review of the Rent which may have been prevented or further to review the Rent in respect of any review where the Lessor's right was restricted or modified and the date of expiry of such notice shall be deemed for the purposes of this Lease to be a Review Date



7.5.2.2 to recover any increase in Rent with effect from the earliest date permitted by law

SURETY

8. THE SURETY in consideration of the demise hereinbefore contained having been made at his request hereby COVENANTS with the Lessor as a primary obligation that the Tenant shall pay the rents hereby reserved on the days and in manner aforesaid and shall duly perform and observe all the covenants hereinbefore on the Tenant's part contained and that in case of default in such payment of rent or performance or observance of any of the covenants as aforesaid during the currency of the Term until such time as the Tenant is released by the law from such liability the Surety will pay and make good to the Lessor on demand all loss damages costs and expenses thereby arising or incurred by the Lessor PROVIDED ALWAYS AND IT IS HEREBY AGREED that any neglect or forbearance of the Lessor in endeavouring to obtain payment of the said several rents when the same becomes payable or to enforce performance or observance of the several stipulations herein on the Tenant's part contained and any time which may be given by the Lessor to the Tenant shall not release or exonerate or in any way affect the liability of the Surety under this covenant AND PROVIDED FURTHER AND IT IS HEREBY FURTHER AGREED that:-

8.1            The Surety hereby further covenants with the Lessor that:-

8.1.1.1 if there shall be disclaimer of this Lease whether by a liquidator trustee in bankruptcy the Crown or otherwise howsoever or

8.1.1.2 if the Tenant being a sole or the last surviving Tenant shall in the case of an individual die or in the case of a company be dissolved or if otherwise the Tenant shall cease to exist

               THEN the Surety shall if the Lessor by notice in writing given to the Surety within three months after such disclaimer or occurrence referred to in subparagraph 8.1.2 so requires accept from and execute and deliver to the Lessor a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer or such occurrence and continuing for the residue then remaining unexpired of the Term such new lease to be at the reasonable cost of the Surety and to be at the same rent and subject to the same covenants conditions and provisions as are contained in this Lease

8.2.3 if the Lessor shall not require the Surety to take a new lease the Surety shall nevertheless upon demand pay to the Lessor a sum equal to the rent that would have been payable under this Lease but for the disclaimer or such occurrence in respect of the period from and including the date of such disclaimer or such occurrence until the expiration of 3 months therefrom or until the Lessor shall have granted a lease of the Premises to a third party whichever shall first occur

8.3 This guarantee shall enure for the benefit of the successors and assigns of the Lessor under this Lease without the necessity for any assignment thereof

9         AUTHORISED GUARANTEE AGREEMENT

AGREEMENT dated

PARTIES                  BETWEEN

                         _____________________ ("Landlord")(1)

                         _____________________ ("Assignor")(2)

Agreement conditional on THE assignor has agreed to assign the lease completion of proposed [particulars] ("the Lease") to assignment ("the Assignee") and this agreement takes effect when the Lease is assigned to the Assignee

Indemnity against loss from THE Assignor agrees to indemnify the Landlord against failure to comply with any all losses incurred as a result of any failure by the

LEASE TERM                    Assignee to comply with any of the terms of the
                              Lease until such time as the Assignee shall be released from those terms by virtue of the Landlord and Tenant (Covenants) Act 1995 or if earlier the determination of the Lease

ASSIGNOR IS PRINCIPAL DEBTOR  THE Assignor is liable to the Landlord under this agreement as principal debtor, and his/its obligation remains fully effective even if the Landlord gives the Assignee extra time to comply with any obligation in the Lease, or does not insist on its strict terms

                              It being agreed, however, that in the event of the Landlord (with the consent of the Assignor and at the request of the Assignee) granting any concession as a result of which the Assignee is entitled to defer the payment of any monies due then for all purposes in connection with this Lease (and in particular in relation to section 17 of the Landlord & Tenant (Covenants) Act 1995) such monies shall be deemed to fall due on the subsequent date agreed between the Landlord and the Assignee pursuant to the concession in lieu of the earlier date.

ASSIGNOR TO ACCEPT A NEW      1.   THE Assignor agrees, in the event that the
TENANCY IF LEASE DISCLAIMED        Lease is disclaimed and on being so required
                                   by the Landlord within three months of such disclaimer (time being of the essence) to accept from the Landlord the grant of a new tenancy and to execute and deliver a counterpart of it to the Landlord. The new tenancy is to be on the same terms and conditions as the Lease at the date of the disclaimer and to be for a term expiring on the term date of the Lease from the date of such disclaimer

                                        2.  If the Landlord shall not require
                                            the Assignee to accept the grant of
                                            a new tenancy in accordance with
                                            paragraph 1 the Assignee shall only
                                            be required to pay the sum equal to
                                            the rents that would have been
                                            payable under the Lease but for the
                                            disclaimer in respect of the period
                                            from the date of disclaimer to the
                                            date which is three months from the
                                            date of the disclaimer and not
                                            further or otherwise notwithstanding
                                            the indemnity referred to above

AGREEMENT ENDS WHEN ASSIGNOR            THIS agreement ceases to have effect
RELEASED BY ASSIGNMENT (WHICH           when the Assignee is released from the
IS NOT EXCLUDED) OR BY AGREEMENT        tenant covenants of the Lease by virtue
                                        of section 5 of the Landlord and Tenant
                                        (Covenants) Act 1995 or with the consent of the Landlord

SEVERANCE                               THE parties to this Deed hereby agree
                                        and declare that:-

                                        1.  Any provision in this deed which is
                                            void pursuant to Section 25 of the
                                            Landlord & Tenant (Covenants) Act
                                            1995 shall be severed from all
                                            remaining provisions and such
                                            remaining provisions shall be
                                            preserved
                                        2.  To the extent that any provision in
                                            this Deed extends beyond the
                                            limitation set by the said Section
                                            25 but if it did not so extend it
                                            would remain unaffected by the said
                                            Section 25, the provisions shall be
                                            deemed to be varied so as not to
                                            extend beyond the said limitations

HEADINGS

10. THE headings hereto are inserted for convenience of reference only and shall not in any manner affect the construction meaning or effect of anything herein contained or govern the rights and liabilities of the parties hereto

IN WITNESS whereof the parties hereto have executed these presents as a deed the day and year first above written

                                   Secretary

EXECUTED as a DEED by
and
for and on behalf of
CARLTON & GRANADA INTERNET LIMITED


 /s/ illegible                     Director



                                   Secretary


EXECUTED as a DEED by
and
for and on behalf of
ASK JEEVES (JERSEY) LIMITED


 /s/ illegible                     Director



                                   Secretary

                                  THE SCHEDULE



1.   DEFINITIONS

     In this Lease:

1.1 "Services" means the services facilities and amenities mentioned in Clause 5.1

1.2       "Expenditure" means:

1.2.1 the costs and expenses properly incurred by the Lessor (and any VAT paid by the Lessor unless the VAT is recovered by the Lessor) in and incidental to providing the Services and

1.2.2 all Other Expenses properly incurred by the Lesser (and any VAT paid by the Lessor unless the VAT is recovered by the Lessor)

1.3       "Other Expenses" means:

1.3.1 a reasonable management fee to the Lessor or payable to the Lessor's surveyor or managing agents retained by the Lessor to collect the rents and other sums due to the Lessor (but not including the collection of arrears of rent from any other tenant in the Building) and to undertake any of the Lessor's obligations under this Lease

1.3.2 the proper charges and disbursements of the Lessor's surveyor in respect of any of the functions undertaken by him in relation to the Services and Other Expenses

1.3.3 the proper charges and disbursements incurred by the Lessor in determining the full cost of reinstatement of the Building for insurance purposes

1.3.4 the proper cost of electricity gas oil or other fuel and water used in connection with the provision of the Services

1.3.5 proper outgoings that are charged assessed or imposed upon the Common Parts by any statutory body

1.3.6 any amount which the Lessor may properly be called upon to pay as a contribution towards the expense of repairing maintaining or cleaning anything used exclusively by the Building or its occupiers or by the Building or its occupiers and any neighbouring property and the occupiers of that property

1.3.7 the proper cost of complying with making representations against or otherwise contesting any notice direction order certificate or assessment served or issued by a Competent Authority for which no tenant is directly liable or a proposal of a Competent Authority that relates to or that would materially affect the Building (or any part of it)

1.3.8 the proper cost of abating a nuisance to any part of the Building so far as the abatement is not the direct responsibility of any tenant

1.3.9 the cost including interest and bank charges of borrowing to finance the Lessors obligations under clause 5.1

1.3.10 the proper cost where these cannot be recovered from another party of enforcing any claim or taking or defending any proceedings that the Lessor may at its reasonable discretion take or defend in relation to the Building including (without limitation):

1.3.11.1 against contractors consultants architects structural engineers mechanical and electrical engineers surveyors or others employed or engaged in connection with the Services or any works to the Building

1.3.11.2 to establish preserve or defend any rights amenities or facilities used or enjoyed by occupiers of the Building or to which they may be entitled

1.3.12 any other sum properly incurred by the Lessor in connection with the Building

1.3.13 any provision for payment in a subsequent year that the Lessor considers appropriate

1.3.14 the proper costs incurred by the Lessor of enforcing any claim or taking any proceedings against the insurers under the provisions of Clause 5.4.2.2 and in applying for the Permissions pursuant to Clause 5.4.2.3 where these cannot be recovered from another party

1.3.4         "Accounting Date" means 31st December or any other date that the
             Lessor may nominate in writing

1.3.5 "Provisional Service Charge" means such sum as may be fixed for each year by the Lessor's surveyor as a reasonable estimate of the Tenant's Share of the Expenditure for that year

1.3.6        "Tenant's Share" means:

1.3.6.1 in relation to the external decoration of the Building eighty-seven point one six per centum (87.16%) and

1.3.6.2 in relation to all other Expenditure eighty-two point four five per centum (82.45%)

2.      PAYMENT OF SERVICE CHARGE

2.1 The Tenant covenants to pay to the Lessor by way of further and additional rent the Tenant's Share of Expenditure

2.2 The Tenant must pay to the Lessor the Provisional Service Charge without any deduction or set-off by equal quarterly payments on 25th March 24th June 29th September and 25th December in each year (this sum to be treated as rent)

2.3 The Tenant's liability to pay the Tenant's Share and the Provisional Service Charge shall commence on the Service Charge Commencement Date
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2.4    Within three months after every Accounting Date the Lessor will prepare and supply to the Tenant an account:

2.4.1 showing the Expenditure for the period ending on the Accounting Date referred to in the account

2.4.2     containing a fair summary of the items referred to in it

2.4.3 including a certificate by the Lessor's surveyor of the Tenant's Share of the Expenditure for that period

2.4.4     showing the Provisional Service Charge paid by the Tenant (if any)

2.4.5 The account will be conclusive evidence for the purposes of this Lease of all matters of fact referred to in it PROVIDED THAT the Tenant may within fourteen days of receipt of the account and in respect of which time shall be of the essence notify the Lessor in writing of its requirement for the account to be audited whereupon the Lessor will as soon as is practicable use reasonable endeavours to arrange for the account to be audited and for a copy of the audited account to be supplied to the Tenant and the reasonable and proper fees and expenses of such audit shall be included in the Tenant's Share of Expenditure and payable by the Tenant as service charge

2.4.6 In the case of the first Accounting Date if the proportion of the Tenant's Share of the Expenditure shown in the account apportioned on a daily basis for the period from the Service Charge Commencement Date to the first Accounting Date:

2.4.6.1 exceeds the amount already paid as Provisional Service Charge prior to the first Accounting Date the Tenant must pay to the Lessor as rent the excess within ten days of written demand

2.4.6.2 is less than the amount already paid as Provisional Service Charge prior to the first Accounting Date the Lessor will credit the excess to the Tenant against the next quarterly payment of the Provisional Service Charge

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2.4.7          In the case of every subsequent Accounting Date if the Tenant's
               Share of the Expenditure shown in the account for the period beginning on the day after the previous Accounting Date and ending on that Accounting Date:

2.4.7.1 exceeds the amount paid as Provisional Service Charge during that period the Tenant must pay to the Lessor as rent the excess within ten days of written demand

2.4.7.2 is less than the amount paid as Provisional Service Charge during that period the Lessor will credit the excess to the Tenant against the next quarterly payment of the Provisional Service Charge

3.   VARIATIONS OF THE TENANT'S SHARE

3.1 the percentages referred to in Paragraph 1.3.6 ("the Percentages") shall be varied in accordance with Paragraph 3.2 if at any time during the Term:

3.1.1. the total property enjoying or capable of enjoying the benefit of any of the Services is increased or decreased on a permanent basis or

3.1.2 the benefit of any of the Services is extended on a like basis to any adjoining or neighbouring property or

3.1.3 some other event occurs as a result of which the Percentages are no longer appropriate to the Premises

3.2            the percentages will be varied if an event contemplated in Clause
               3.1 occurs in such manner as is determined to be fair and reasonable in the light of the event in question by the Lessor's surveyor

EXECUTED as a DEED by
CITY & GENERAL (WEST END)
LIMITED by the authority of


 /s/ illegible           Director